As filed with the Securities and Exchange Commission on February 25, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
 Under
The Securities Act of 1933

MARINEMAX, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	59-3496957

(State or other jurisdiction	(I.R.S. Employer

of incorporation or organization)	Identification Number)

18167 U.S. Highway 19 North
Suite 499
Clearwater, Florida 33764
(Address of Principal Executive Offices)(Zip Code)

1998 Incentive Stock Plan
(Full Title of the Plan)

William H. McGill Jr.
Chairman of the Board and Chief Executive Officer
18167 U.S. Highway 19 North, Suite 499
Clearwater, Florida 33764
(727) 531-1700
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:

Robert S. Kant, Esq.
Scott K. Weiss, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

			Proposed maximum aggregate
Title of Securities to be	Amount to be	Proposed maximum offering	offering	Amount of
Registered	registered(1)	price per share	Price	registration fee

Common Stock	263,105	$7.75	$2,039,063.75	$187.59

Common Stock	228,900	$7.78	1,780,842.00	163.84

Common Stock	77,500	$7.94	615,350.00	56.61

Common Stock	1,000	$8.06	8,060.00	0.74

Common Stock	97,500	$8.10	789,750.00	72.66

Common Stock	2,000	$8.14	16,280.00	1.50

Common Stock	35,800	$8.15	291,770.00	26.84

Common Stock	5,000	$8.75	43,750.00	4.03

Common Stock	80,000	$8.99	719,200.00	66.17

Common Stock	2,500	$9.00	22,500.00	2.07

Common Stock	380,689	$9.81	3,734,559.09	343.58

Common Stock	5,000	$9.88	49,400.00	4.54

Common Stock	7,500	$10.06	75,450.00	6.94

Common Stock	5,000	$11.94	59,700.00	5.49

Common Stock	169,785	$12.50	2,122,312.50	195.25

Common Stock	658,721	$11.75 (2)	7,739,971.75	712.08

	2,020,000		$20,107,959.09	$1,849.93

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of MarineMax, Inc. The total number of shares of Common Stock that may be issued pursuant to the 1998 Incentive Stock Plan is the lesser of 4,000,000 shares of 20% of the then-outstanding shares of common stock. As of the filing date, the total number of shares of Common Stock that may be issued under the plan pursuant to this calculation was 3,044,852.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of MarineMax, Inc. on February 21, 2002.

PART II
Information Required in the Registration Statement
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.2

PART II

Information Required in the Registration Statement

         MarineMax, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-63307) as filed with the Securities and Exchange Commission (the “Commission”).

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP

10.4	1998 Incentive Stock Plan, as amended through November 2000 (1)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of Arthur Andersen LLP

24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2001, as filed on February 14, 2002.

Item 9. Undertakings

         A.     The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, state of Florida, on this 22 day of February, 2002.

MARINEMAX, INC.

By:	/s/ William H. McGill Jr.

William H. McGill Jr., Chairman of the Board,

Chief Executive Officer, and Director

(Principal Executive Officer)

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, William H. McGill Jr. and Michael H. McLamb and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ William H. McGill Jr. William H. McGill Jr.	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	February 22, 2002

/s/ Michael H. McLamb Michael H. McLamb	Vice President, Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	February 22, 2002

/s/ Richard B. Bassett Richard B. Bassett	President and Director	February 22, 2002

/s/ Paul Graham Stovall Paul Graham Stovall	Senior Vice President and Director	February 22, 2002

/s/ Robert D. Basham Robert D. Basham	Director	February 22, 2002

/s/ Gerald M. Benstock Gerald M. Benstock	Director	February 22, 2002

/s/ Robert S. Kant Robert S. Kant	Director	February 22, 2002

Stewart Turley	Director	February , 2002

/s/ Dean S. Woodman Dean S. Woodman	Director	February 22, 2002

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP

10.4	1998 Incentive Stock Plan, as amended through November 2000 (1)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of Arthur Andersen LLP

25	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2001, as filed on February 14, 2002.